MALKEWICZ HUENI ASSOCIATES, INC.




January 16, 1998




Kruse, Landa & Maycock, L.L.C.
Eighth Floor, Bank One Tower
50 West Broadway (300 South)
Salt Lake City, Utah 84101-2034

To Whom It May Concern:

We consent to the use of our report respecting Foreland Corporation's (the "Company"), properties and the discussion of such report as contained in the Company's annual report on Form 10-K for the year ended December 31, 1996, and to the incorporation by reference of such report as it is referred to in the Company's annual report to the Registration Statements on Form S-8.

Sincerely,

Malkewicz Hueni Associates, Inc.

/s/ Stephen E. Malkewicz

Stephen E. Malkewicz
President


                                            14142 Denver West Parkway, Suite 190
                                                   Golden, Colorado 80401 U.S.A.
                                                                  (303) 277-0270
                                                            Fax:  (303) 277-0267
                                                         e-mail: info@mhausa.com